EXHIBIT 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 6th day of March, 2009 by and among Converted Organics, Inc., a Delaware corporation (the “Company”), and Professional Offshore Opportunity Fund, Ltd. (the “Investor”).

Recitals

A.        The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended;

B.        The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and conditions set forth in this Agreement, (i) up to $1,500,000 in aggregate principal amount of the 10% Convertible Notes in the form attached hereto as Exhibit A (the “Notes”), which Notes are convertible into shares of the Company’s Common Stock, par value $0.0001 per share (together with any securities into which such shares may be reclassified, the “Common Stock”), at an initial conversion price of 85% of the closing bid price for the Trading Day immediately prior to a conversion (subject to adjustment as provided therein), and (ii) Class B Warrants (NASD: COINZ) to purchase an aggregate number of shares of Common Stock equal to the original principal amount of the Note (excluding any interest amounts to be added to such original principal amount) divided by the initial conversion price described above (the “Warrants”); and

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Notes.

“Escrow Agreement” has the meaning set forth in Section 2.3.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company and its Subsidiaries taken as a whole as of December 31, 2008, or (ii) the ability of the Company to perform its obligations under the Transaction Documents in all material respects; provided, however, that none of the following shall be deemed to constitute a Material Adverse Effect or taken into account in determining whether there has been a Material Adverse Effect: (a) changes in GAAP or applicable laws; (b) the announcement of the execution of this Agreement or of the pendency or completion of the transactions contemplated hereby; (c) the effect of compliance by any of the parties with the terms of, or the taking of any action specifically required to be taken under, this Agreement; (d) changes in economic, financial, credit or securities markets, or political conditions generally, except to the extent such changes have a materially disproportionate effect on the Company and its Subsidiaries as compared to others engaged in the same businesses; (e) any act of terrorism or war (whether or not declared); (f) changes affecting generally the industries in which the Company and its Subsidiaries conduct business, except to the extent such changes have a materially disproportionate adverse effect on the Company and its Subsidiaries or as compared to others engaged in the same businesses; (g) the Company’s cash, short term assets, working capital, and liquidity position prior to the transactions contemplated hereby; (h) non-cash impairment charges recorded in accordance with GAAP; (i) the payment of outstanding indebtedness in accordance with its terms; or (j) the incurrence and payment of expenses and liabilities in the ordinary course of business.

“Nasdaq” has the meaning set forth in Section 4.13.

“Original Issue Discount” has the meaning set forth in Section 2.2.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and each Closing Date, shall be the Nasdaq.

“Purchase Price” means up to One Million Five Hundred Thousand Dollars ($1,500,000).

“Registration Statement” has the meaning set forth in the New Financing Registration Rights Agreement.

“SEC Filings” has the meaning set forth in Section 4.6.

“Securities” means the Notes, the Warrants, the Conversion Shares and the Warrant Shares.

“Stockholder Approval” has the meaning set forth in Section 7.7.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market, or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Escrow Agreement and the Registration Rights Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.         Purchase and Sale of the Notes and the Warrants.

2.1       Sale of Notes. Subject to the terms and conditions of this Agreement, on each Closing Date, the Company shall, in exchange for the Purchase Price as specified in Section 3 below, sell and issue, and the following parties shall severally, and not jointly, purchase: (a) on the First Closing Date, the aggregate principal amount of Five Hundred Thousand Dollars ($500,000) of Notes and the Warrants to purchase five hundred seventy one thousand one hundred and two (571,102) shares of Common Stock to the Investor, (b) on the Second Closing Date, the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) of the Notes and the Warrants to purchase two hundred eighty five thousand five hundred fifty one (285,551) shares of Common Stock to the Investor, (c) on the Third Closing Date, the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) of the Notes and the Warrants to purchase two hundred eighty five thousand five hundred fifty one (285,551) shares of Common Stock to the Investor, (d) on the Fourth Closing Date, the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) of the Notes and the Warrants to purchase two hundred eighty five thousand five hundred fifty one (285,551) shares of Common Stock to the Investor, and (e) on the Fifth Closing Date, the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) of the Notes and the Warrants to purchase two hundred eighty five thousand five hundred fifty one (285,551) shares of Common Stock to the Investor.

2.2       Original Issue Discount. The Company agrees to provide an original issue discount of 10% (the “Original Issue Discount”) to the Investor which will result in an actual Purchase Price of $1,350,000, in the aggregate. The Investor shall recognize the Original Issue Discount on the Fifth Closing by reducing the amount the Investor actually pays at the Fifth Closing by $150,000 (which is equal to the total amount of the Original Issue Discount of the Purchase Price) but the Investor will still receive its Note for $250,000 plus any pre-paid interest required under the Note for the Fifth Closing. In the event that an Event of Default occurs prior to the Fifth Closing Date or if the Investor is not obligated under the terms of this Agreement to fund the Fifth Closing, then the Original Issue Discount shall be recognized by increasing the Original Principal Amount of the Note purchased at the First Closing as follows: (i) after the First Closing but before the Second Closing then the amount of the Note for the First Closing shall be increased to $600,000 (which includes the $50,000 of prepaid interest on such Note); (ii) after the Second Closing but before the Third Closing then the amount of the Note for the First Closing shall be increased to $625,000 (which includes the $50,000 of prepaid interest on such Note); (iii) after the Third Closing but before the Fourth Closing then the amount of the Note for the First Closing shall be increased to $650,000 (which includes the $50,000 of prepaid interest on such Note); and (iv) after the Fourth Closing but before the Fifth Closing then the amount of the Note for the First Closing shall be increased to $675,000 (which includes the $50,000 of prepaid interest on such Note).

2.3        Escrow of Purchase Price. In the event Stockholder Approval is not obtained prior to a Closing Date, such Purchase Price that is due on the respective Closing Date shall be deposited into an escrow account pursuant to the terms of the escrow agreement between the Company, the Investor and Anslow & Jaclin, LLP (as escrow agent) in substantially the form attached hereto as Exhibit B (the “Escrow Agreement”).

3.	Closing.

3.1       The First Closing.       Subject to the terms and conditions of this Agreement, the Company shall deliver to the Investor the Notes and the Warrants, registered in such name or names as the Investor may designate, upon payment in full of the specified portion of the Purchase Price set forth on Schedule I to the Company by the Investor pursuant to the Escrow Agreement. The first closing (the “First Closing”) of the purchase and sale of the Notes and the Warrants shall take place at the offices of Anslow & Jaclin, LLP, 195 Route 9 South, Manalapan, New Jersey 07726, at 12:00 p.m., New York, New York, time on the date that Shareholder Approval is obtained (the “First Closing Date”) or at such other location and on such other date as the Company and the Investor shall mutually agree.

3.2       The Second Closing.  Subject to the terms and conditions of this Agreement and all representations, warranties and covenants being true and accurate on the date of the Second Closing Date, the Company shall deliver to the Investor the Notes and the Warrants, registered in such name or names as the Investor may designate, upon payment in full of the specified portion of the Purchase Price set forth on Schedule II to the Company by the Investor pursuant to the Escrow Agreement. This second closing (the “Second Closing”) of the purchase and sale of the Notes and Warrants shall take place at such location and on the date that is thirty (30) days following the First Closing Date (the “Second Closing Date”).

3.3       The Third Closing.  Subject to the terms and conditions of this Agreement and all representations, warranties and covenants being true and accurate on the date of the Third Closing Date, the Company shall deliver to the Investor the Notes and the Warrants, registered in such name or names as the Investor may designate, upon payment in full of the specified portion of the Purchase Price set forth on Schedule III to the Company by the Investor pursuant to the Escrow Agreement. This third closing (the “Third Closing”) of the purchase and sale of the Notes and Warrants shall take place at such location and on the date that is thirty (30) days following the Second Closing Date (the “Third Closing Date”).

3.4       The Fourth Closing.  Subject to the terms and conditions of this Agreement and all representations, warranties and covenants being true and accurate on the date of the Fourth Closing Date, the Company shall deliver to the Investor the Notes and the Warrants, registered in such name or names as the Investor may designate, upon payment in full of the specified portion of the Purchase Price set forth on Schedule IV to the Company by the Investor pursuant to the Escrow Agreement. This fourth closing (the “Fourth Closing”) of the purchase and sale of the Notes and Warrants shall take place at such location and on the date that is thirty days following the Third Closing Date (the “Fourth Closing Date”).

3.5       The Fifth Closing.  Subject to the terms and conditions of this Agreement and all representations, warranties and covenants being true and accurate on the date of the Fifth Closing Date, the Company shall deliver to the Investor the Notes and the Warrants, registered in such name or names as the Investor may designate, upon payment in full of the specified portion of the Purchase Price, subject to the Original Issue Discount for all amounts included in the Fifth Closing and in all prior Closings, set forth on Schedule V to the Company by the Investor pursuant to the Escrow Agreement. This fifth closing (the “Fifth Closing”) of the purchase and sale of the Notes and Warrants shall take place at such location and on the date that is thirty (30) days following the Fourth Closing Date (the “Fifth Closing Date”).

The First Closing Date, the Second Closing Date, the Third Closing Date, the Fourth Closing Date and the Fifth Closing Date shall be sometimes referred to herein as a “Closing Date”, and the First Closing, the Second Closing, the Third Closing, the Fourth Closing and the Fifth Closing shall be sometimes referred to herein as a “Closing”.

4.         Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth in its public filings with the Commission:

4. 1      Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

4.2       Authorization. The Company has full corporate power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Notes and Warrants; provided, however, that the Investor hereby acknowledge and agree the issuance and reservation for issuance of the shares of Common Stock issuable upon the conversion of the Notes or exercise of the Warrants is subject to the receipt by the Company of the Stockholder Approval in accordance with Section 7.7 below. When delivered in accordance with the terms hereof, the Transaction Documents will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3       Capitalization. Except as disclosed in the Company’s SEC Filings, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, greater than 50,000 shares of its capital stock or any such options, rights, convertible securities or obligations.

Except as set forth in the Company’s SEC Filings, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4       Valid Issuance. Upon receipt of the Stockholder Approval, the Conversion Shares will be duly authorized and, when issued upon the due conversion of the Notes, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Upon receipt of the Stockholder Approval, the Warrants will be duly and validly authorized. The Warrant Shares have been duly authorized and, when issued upon the due exercise of the Warrants, will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investor. From and after the date of the receipt of the Stockholder Approval, the Company will, in its reasonable discretion as the total number of shares of Common Stock that may be issued upon conversion of the Notes is unknown and subject to the maximum number of authorized shares of Common Stock available under the Company’s Certificate of Incorporation, have reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Notes and upon exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investor.

4.5       Consents. Assuming no exercise of the Warrants, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than the consent of the holder of the Company’s New Jersey Economic Development Authority Bonds or filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and Nasdaq regulations which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5.1 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Conversion Shares upon the due conversion of the Notes and the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investor, assuming Investor’s compliance with the stock ownership limitation provisions set forth in the Note and/or Warrants, as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investor or the exercise of any right granted to the Investor pursuant to this Agreement or the other Transaction Documents.

4.6       Delivery of SEC Filings; Business. The Company has made available to the Investor through the IDEA and EDGAR systems, true and complete copies of the Company’s most recent Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 (the “10-K”), and all other reports filed by the Company pursuant to the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”). With respect to any of the foregoing filings, to the extent such filings have been amended prior to the date hereof, the term “SEC Filings” shall be deemed to refer only to such amended versions of the filing.

4.7       Use of Proceeds. The net proceeds of the sale of the Notes and the Warrants hereunder shall be used by the Company and its Subsidiaries for working capital, capital expenditures and general corporate purposes.

4.8       Certain Changes. Since September 30, 2008, except as identified and described in the SEC Filings, (i) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company) and (ii) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course as dividends on outstanding preferred stock or issued pursuant to existing Company stock option or stock purchase plans or executive and director compensation arrangements disclosed in the SEC Filings.

4.9       SEC Filings. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.10     No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been filed with the Commission), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject, except, in the case of clause (ii) only, such breaches, violations or defaults that individually or in the aggregate would not cause a Material Adverse Effect.

4.11     Litigation. There are no pending legal actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties that has had or are reasonably expected to have a Material Adverse Effect. To the Company’s Knowledge, there has not been, and there is not pending, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1933 Act or the 1934 Act.

4.12     Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act); provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under GAAP.

4.13     NASDAQ Compliance. The Common Stock is registered pursuant to Section 12(b) of the 1934 Act and is listed on the Nasdaq Capital Market (the “Nasdaq”), and the Company has not received any notification that the Commission, the Nasdaq or the Financial Industry Regulatory Authority, Inc. is contemplating terminating such registration or listing.

4.14     Brokers and Finders. Except with respect to fees payable to Chardan Capital Markets, LLC, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.15     No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.16     No Integrated Offering. Neither the Company nor any person authorized by the Company, nor any Person acting on its or such authorized person’s behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

4.17     Private Placement. Assuming the accuracy of the Investor’ representations set forth in Section 5.1 hereof, the offer and sale of the Securities to the Investor as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.18     Reorganization. Neither the Company nor any Subsidiary has been decreed or ordered by a court having jurisdiction adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law; or the commencement against the Company of a proceeding under the federal bankruptcy law or any applicable federal or state bankruptcy, insolvency or similar law and the continuance of any such proceedings; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action.

5.	Representations, Warranties and Covenants of the Investor.

5.1       Representations and Warranties of the Investor. Each of the Investor hereby severally, and not jointly, represents and warrants to the Company that:

(a)       Organization and Existence. The Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

(b)       Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c)       Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the Commission under the 1934 Act or an entity engaged in a business that would require it to be so registered.

(d)       Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(e)       Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

(f)        Restricted Securities; No Public Market. Such Investor understands that the Securities have not been, and will not be, registered under the 1933 Act, by reason of a specific exemption from the registration provisions of the 1933 Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. Such Investor understands that such Securities are “restricted securities” under applicable United States of America federal and state securities laws and that, pursuant to these laws, the Investor must hold such Securities indefinitely unless registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company that are outside of the Investor’s control, and that the Company is under no obligation and may not be able to satisfy. Such Investor understands that no public market now exists for any of the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

(g)       Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(i)        “The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be transferred unless (A) such securities have been registered for sale pursuant to the Act, (B) such securities may be sold without volume restriction pursuant to Rule 144, or (C) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Act or qualification under applicable state securities laws.”

(ii)        “For purposes of Sections 1272, 1273, and 1275 of the United States Internal Revenue Code of 1986, as amended, this security is issued with original issue discount for United States Federal Income Tax purposes. The issue price, amount of original issue discount, issue date and yield to maturity for this security are available from the Company by telephoning the Company’s finance department at (617) 624-0111 or by submitting a written request to: Converted Organics, Inc., 7A Commercial Wharf West, Boston, Massachusetts 02110, Attention: Ed Gildea.”

(iii)         If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

(h)       Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

(i)        No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

(j)        Brokers and Finders. Except as otherwise disclosed, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

(k)        Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the 1933 Act, the rules and regulations promulgated thereunder and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(l)      Investment Decision. Such Investor understands that nothing in the Agreement or any other materials presented to such Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Such Investor acknowledges that it has, independently and without reliance upon the Agents or any other Investor and based on such documents and information as it has deemed necessary or appropriate, made its own analysis and decision to enter into this Agreement. Such Investor also acknowledges that it will, independently and without reliance upon the Agents or any other Investor and based on such documents and information as it shall from time to time deem necessary or appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Transaction Document.

(m)       Risk of Loss. Such Investor understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of such Investor’s investment, and such Investor has full cognizance of and understands all of the risk factors related to such Investor’s purchase of the Securities, including, but not limited to, those set forth under or incorporated by reference under the caption “Risk Factors” in the SEC Filings. Such Investor understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock.

(n)       No Government Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(o)       Liquidity. Such Investor has sufficient liquid assets to fund and fulfill its Purchase Price commitment by the Closing Date contemplated by Section 3 hereof.

5.2       Voting Agreement. Each Investor hereby acknowledges that the Company shall not be obligated to issue the Conversion Shares and the Warrant Shares prior to receiving the Stockholder Approval. Each Investor hereby agrees if the issuance of the Conversion Shares and Warrant Shares is submitted for stockholder approval at any annual or special meeting of the Company’s stockholders or by written consent, and such Investor beneficially owns any securities of the Company entitled to vote thereon or consent thereto, then such Investor shall (a) appear at such meeting or otherwise cause his, her or its shares of voting securities of the Company, whether now owned or hereafter acquired (together, the “Voting Securities”) to be counted as present thereat, and (b) vote or to act by written consent with respect to (or cause to be voted or acted upon by written consent), (i) all Voting Securities for which the Investor is the record holder or beneficial owner at the time of such vote or action by written consent and (ii) all Voting Securities as to which the Investor at the time of such vote or action by written consent has voting control, in each case, in favor of the issuance of the Conversion Shares and Warrant Shares, and if solicited by the Company, such increase in the authorized capital as may be reasonably requested by the Company. Each Investor hereby agrees to execute such proxies, additional voting agreements, or other instruments as may be reasonably requested by the Investor or the Company in connection with this Section 5.2.

6. Conditions to each Closing.

6.1       Conditions to the Investor’ Obligations. The obligation of each Investor to purchase the Notes and the Warrants at each Closing is subject to the fulfillment, on or prior to such Closing Date, of the following conditions:

(a)       The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct in all material respects on such Closing Date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to such Closing Date.

(b)       The Company is not in default under any of the Transaction Documents for a prior Closing and an Event of Default (as defined in any of the Notes) has not occurred.

(c) Other than the Stockholder Approval, the Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(d)       No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(e)       The Company shall have delivered to such Investor a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of such Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (c) and (g) of this Section 6.1.

(f)       The Company shall have delivered to such Investor a Certificate, executed on behalf of the Company by its Secretary, dated as of such Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving (i) the transactions contemplated by this Agreement and the other Transaction Documents and (ii) the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(g)        No stop order or suspension of trading shall have been imposed by the Commission or any other governmental or regulatory body with respect to public trading in the Common Stock.

(h)       The Common Stock shall not have been suspended, as of such Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall, to the Company’s Knowledge, suspension, as of such Closing Date, by the Commission or the Principal Trading Market have been threatened.

(i)       The Company and the Investor have entered into an agreement amending the amendment dated January 29, 2009 to its secured convertible debentures by and between the Company and Investor to remove the restriction preventing the Investor from selling shares of Company common stock on any trading day in excess of the amounts as set forth in the amendment.

(j) Oppenheimer Rochester National Municipals and Oppenheimer New Jersey Municipal Fund shall enter into an agreement with the Company whereby they will release to the Company an aggregate of approximately $2,000,000 from certain escrow accounts and will agree to defer all interest owed by the Company on its industrial revenue bonds through July 31, 2009.

6.2	Conditions to Obligations of the Company.

(a)       Conditions to Each Closing. The Company’s obligation to sell and issue the Notes and the Warrants at each Closing is subject to the fulfillment on or prior to each Closing Date of the following conditions, any of which may be waived by the Company. The representations and warranties made by such Investor in Section 5.1 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on such Closing Date with the same force and effect as if they had been made on and as of said date. Such Investor shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to such Closing Date.

(b)       Conditions to the First Closing. In addition to the satisfaction (or waiver) of the conditions set forth in Section 6.2(a), the Company’s obligation to sell and issue the Notes and Warrants at the First Closing is subject to the delivery of the specified portion of the Purchase Price as set forth on Schedule I by the Investor to the Company.

(c)       Conditions to the Second Closing. In addition to the satisfaction (or waiver) of the conditions set forth in Section 6.2(a), the Company’s obligation to sell and issue the Notes and Warrants at the Second Closing is subject to the delivery of the specified portion of the Purchase Price as set forth on Schedule II by the Investor to the Company.

(d)       Conditions to the Third Closing. In addition to the satisfaction (or waiver) of the conditions set forth in Section 6.2(a), the Company’s obligation to sell and issue the Notes and Warrants at the Third Closing is subject to the delivery of the specified portion of the Purchase Price as set forth on Schedule III by the Investor to the Company.

(d)       Conditions to the Fourth Closing. In addition to the satisfaction (or waiver) of the conditions set forth in Section 6.2(a), the Company’s obligation to sell and issue the Notes and Warrants at the Fourth Closing is subject to the delivery of the specified portion of the Purchase Price as set forth on Schedule IV by the Investor to the Company.

(d)       Conditions to the Fifth Closing. In addition to the satisfaction (or waiver) of the conditions set forth in Section 6.2(a), the Company’s obligation to sell and issue the Notes and Warrants at the Fifth Closing is subject to the delivery of the specified portion of the Purchase Price as set forth on Schedule V by the Investor to the Company.

7.	Covenants and Agreements of the Company.

7.1       Reservation of Common Stock. From and after the date of the receipt of the Stockholder Approval, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Notes, and the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the Conversion Shares, and the Warrant Shares, as the Company in its discretion shall believe reasonable with the understanding that the total number of shares of Common Stock that may be issued upon conversion of the Notes is unknown; provided that the provisions of this section are subject to the limitations set forth in the Company’s Certificate of Incorporation as to the maximum number of authorized shares of Common Stock available thereunder.

7.2       No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict with the Company’s obligations to the Investor under the Transaction Documents in any material respect.

7.3       Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.4       Listing of Underlying Shares and Related Matters. If the Company applies to have its Common Stock or other securities traded on any stock exchange or market, it shall include in such application the Conversion Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. Following any such listing, the Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on such stock exchange or market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such stock exchange or market, as applicable.

7.5       Removal of Legends. In connection with any sale or disposition of the Securities by an Investor pursuant to and in accordance with Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement and the 1933 Act, the Company shall or, in the case of Common Stock, shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to issue replacement certificates representing the Securities sold or disposed of without restrictive legends. At any time when one or more of the Securities may be freely sold, the Company shall, or shall cause the Transfer Agent to, promptly cause the Investor’s Securities to be replaced with Securities which do not bear restrictive legends, and Conversion Shares subsequently issued upon the due conversion of the Notes and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided such Securities may be freely sold or are covered by an effective Registration Statement.

7.6       Use of Proceeds. The Company shall use the net proceeds of the sale of the Notes and the Warrants as provided in Section 4.7.

7.7     Stockholder Approval. As soon as practicable following the execution of this Agreement, but in any event within 10 calendar days thereof, the Company shall cause to be prepared and filed with the Securities and Exchange Commission a preliminary proxy statement or consent solicitation statement (the “Preliminary Proxy Statement”) to obtain approval of the Company’s shareholders of the issuance of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrant in accordance with Nasdaq rules (the “Stockholder Approval”). Upon approval by the Commission of such preliminary proxy or consent solicitation statement or, if the Commission has not reviewed such, at the expiration of 10 calendar days from the filing of the preliminary proxy statement or consent solicitation statement, the Company shall file a definitive proxy statement or consent solicitation statement and call and hold a shareholder meeting, as soon as practicable, but in all events within 45 calendar days of the filing of such definitive proxy statement to obtain the Stockholder Approval.

If the Stockholder Approval is not received on or before the later of (a) May 15, 2010 or (b) 45 calendar days after the filing of the definitive proxy statement, if the Commission reviews the Preliminary Proxy Statement, then the obligation of the Investor to purchase the Notes and the Warrant shall terminate.

7.8     Registration Rights. On or prior to the First Closing Date, the Company shall enter into a registration rights agreement (the “Registration Rights Agreement”) in form as attached hereto as a Transaction Document pursuant to which the Company will agree to register the resale of the Conversion Shares, the Warrants and the Warrant Shares under the 1933 Act.

7.9     Payment of Legal Fees. On or promptly after the date hereof, but in no event later than 5 calendar days following the date hereof, the Company shall deliver to Anslow & Jaclin, LLP legal fees in the amount of $50,000 pursuant to Section 8.5, herein.

7.10 NASDAQ Listing Compliance. The Common Stock shall remain registered pursuant to Section 12(b) of the 1934 Act and listed on the Nasdaq.

8.	Miscellaneous.

8.1	Transfer and Exchange of Notes; Successors and Assigns.

(a)       The Notes may be assigned or transferred in whole, or in part in increments of $25,000, as herein provided and subject to compliance with all applicable federal and state securities laws. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the Investor and the principal amounts of the Notes, which shall be numbered R-1 and upwards in order of issuance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Notes may be assigned or transferred, whether in whole or in part, only by registration of such assignment or transfer on the Register. Upon surrender for registration of transfer of any Note at the Company’s chief executive office, (i) duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed by the registered owner or his attorney duly authorized in writing, and (ii) unless the assignee or transferee is already a party to this Agreement, accompanied by a joinder agreement satisfactory to the Company in which the assignee or transferee agrees to be bound by this Agreement, whereupon the Company shall execute and deliver in the name of the transferee or transferees a new Note or Notes for the principal amount so assigned, and in the case of partial assignments and transfers, shall issue a replacement Note to the transferor in the principal amount not so assigned or transferred. Notes may be exchanged at said office of the Company for a like aggregate principal amount of Notes in minimum denominations of $25,000. The Company shall execute and deliver Notes bearing numbers not contemporaneously then outstanding. As to any Note, the Person in whose name such Note shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of or on account of either principal of, or interest on, any Note shall be made only to or upon the order of the registered owner thereof or his legal representative, but such registration may be changed as hereinabove provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums so paid.

(b)       This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with the provisions of the Notes and applicable securities laws without the prior written consent of the Company or the other Investor. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2       Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and transmitted via facsimile, or by portable document format via electronic mail, each of which shall be deemed an original.

8.3       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4       Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Converted Organics, Inc.
7A Commercial Wharf West
Boston, Massachusetts 02110
Attention: Ed Gildea
Phone: (617) 624-0111
Fax: (617) 625-0333

with a copy to:

Cozen O’Connor
The Army and Navy Building
1627 I Street, NW
Suite 1100
Washington, DC 20006
Attn: Ralph V. De Martino, Esq.
Phone: (202) 912-4830
Fax: (202) 912-4830

If to the Investor:

Professional Offshore Opportunity Fund, Ltd.
1400 Old Country Road, Suite 206
Westbury, New York 11590
Attention: Howard Berger
Phone: (516) 228-0070
Fax: (516) 228-8083

with a copy to (which shall not constitute notice):

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Attention:	Joseph M. Lucosky, Esq. Eric M. Stein, Esq.

Phone: (732) 409-1212
Fax: (732) 577-1188

8.5       Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the Investor’s legal fees of $50,000 (which shall be paid promptly after the date hereof). Such expenses shall be paid upon demand and receipt by the Company of supporting documentation evidencing the expenses. The Company shall reimburse the Investor upon demand for the reasonable attorneys’ fees for one law firm representing the Investor as a group, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

8.6       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities issued under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

8.7       Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investor without the prior consent of the Company (in the case of a release or announcement by the Investor) or the Investor (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investor, as the case may be, shall allow the Investor or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. As soon as practicable but no later than four Business Days following the First Closing Date, the Company will publicly disclose the transactions contemplated hereby in a press release and, in connection therewith, will, no later than four Business Days following the First Closing Date, file with the Commission either on a Current Report on Form 8-K or on the Company’s next periodic public report, to the extent permissible, which may attach as exhibits copies of the Transaction Documents.

8.8       Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

8.9       Entire Agreement. This Agreement, including the Exhibits, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

8.10     Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

8.11     Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any law or principles that would make this choice of law provision invalid. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

8.12     Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

8.13     Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the First Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

8.14     Independent Nature of Investor’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investor has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investor and not because it was required or requested to do so by any Investor.

8.15     Tax Matters. For United States Federal income tax purposes, the Company and the Investor agree (i) to treat the Notes as indebtedness and (ii) to treat the Notes as having been issued for an aggregate purchase price of $1,500,000 and with an original issue discount which shall be amortized pursuant to the terms of the Note. If the Company shall be required to withhold or deduct any tax or other governmental charge from any payment made hereunder or under any Note to the Investor, then, subject to the last sentence of this Section, the Company shall pay to the Investor such additional amounts as are necessary such that the Investor actually receives the amount the Investor would have received if no such withholding or deduction had been required. If the Investor is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a “Non-United States Buyer”), the Investor shall deliver to the Company either (a) two (2) copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or (b) if the Investor claims exemption from United States Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”) with respect to payments of “portfolio interest”, a certificate in form and substance reasonably acceptable to the Company representing that such Non-United States Buyer is not a bank for purposes of Section 881(c) of the Code, is not a ten percent (10%) shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code), together with Internal Revenue Service Form W-8, in all cases, such forms and other documents being properly completed and duly executed by the Investor. If the Investor is not otherwise exempt from “back-up withholding” it shall deliver to the Company properly completed and duly executed Internal Revenue Service Form W-8 or W-9 indicating that the Investor is subject to “back-up withholding” for United States Federal income tax purposes. The forms and other documents required to be delivered pursuant to the two preceding sentences shall be delivered within ten (10) days after the Closing Date. The Company shall not be required to pay any additional amounts (x) to the Investor, in respect of United States Federal withholding tax or (y) to the Investor, if a United States entity, in respect of United States Federal “back-up withholding” tax.

[REMAINDER OF PAGE LEFT BLANK]

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	Converted Organics, Inc.
By:

Name: Ed Gildea
Title: President and Chief Executive Officer

The Investor:	Professional Offshore Opportunity Fund, Ltd.

By:

Name: Howard Berger
Title: Manager

SCHEDULE I

		Purchase Price	Principal Amount of
		After Original	Notes (includes	Number of Warrant
Investor	Purchase Price	Issue Discount	pre-paid interest)	Shares

Professional	$500,000	$500,000	$550,000	571,102
Offshore Opportunity Fund, Ltd.

Total	$500,000	$500,000	$550,000	571,102

SCHEDULE II

		Purchase Price	Principal Amount of
	Original Purchase	After Original	Notes (includes	Number of Warrant
Investor	Price	Issue Discount	pre-paid interest)	Shares

Professional	$250,000	$250,000	$275,000	285,551
Offshore Opportunity Fund, Ltd.

Total	$250,000	$250,000	$275,000	285,551

SCHEDULE III

		Purchase Price	Principal Amount of
	Original Purchase	After Original	Notes (includes	Number of Warrant
Investor	Price	Issue Discount	pre-paid interest)	Shares

Professional	$250,000	$250,000	$275,000	285,551
Offshore Opportunity Fund, Ltd.

Total	$250,000	$250,000	$275,000	285,551

SCHEDULE IV

		Purchase Price	Principal Amount of
	Original Purchase	After Original	Notes (includes	Number of Warrant
Investor	Price	Issue Discount	pre-paid interest)	Shares

Professional	$250,000	$250,000	$275,000	285,551
Offshore Opportunity Fund, Ltd.

Total	$250,000	$250,000	$275,000	285,551

 .

SCHEDULE V

		Purchase Price	Principal Amount of
	Original Purchase	After Original	Notes (includes	Number of Warrant
Investor	Price	Issue Discount (1)	pre-paid interest)	Shares

Professional	$250,000	$100,000	$275,000	285,551
Offshore Opportunity Fund, Ltd.

Total	$250,000	$100,000	$275,000	285,551

(1) Includes Original Issue Discount for all prior Closings.